Exhibit 99 (a)

Bank of Granite	NEWS
—— C O R P O R A T I O N ——

FOR RELEASE:	January 8, 2007
BANK OF GRANITE CORPORATION REPORTS
IMPROVED EARNINGS FOR FOURTH QUARTER OF 2006
AND RECORD EARNINGS FOR FULL-YEAR 2006
     Bank of Granite Corporation (NASDAQ: GRAN) reported improved earnings for the fourth quarter of 2006 and record earnings for the full-year 2006. For the quarter ended December 31, 2006, net income increased 20.2% to $4.54 million compared to $3.78 million for the comparable quarter of 2005. On a diluted earnings per share basis, the Company earned $0.28 per share in the fourth quarter of 2006 compared to $0.23 per share in the fourth quarter of 2005, an increase of 21.7%. For the year ended December 31, 2006, net income increased 20.1% to $18.03 million compared to $15.01 million in 2005. On a diluted earnings per share basis, the Company earned $1.12 per share in 2006 compared to $0.91 per share in 2005, an increase of 23.1%. Earnings for the 2005 quarterly and year-to-date periods included a one-time charge of approximately $1,265,000 before tax and $759,000 after tax, or 5¢ per share, for a retirement bonus granted by the Board of Directors to the Company’s retiring chairman. In addition, earnings per share for the 2005 periods have been restated for the five-for-four stock split distributed in September of 2006.
     The earnings growth also resulted in improvement in some of the Company’s key performance ratios. The annualized return on average assets (ROA) was 1.52% in the fourth quarter of 2006 compared to 1.36% in the fourth quarter of 2005, while the annualized return on average equity (ROE) was 12.28% compared to 10.70% for the same periods. The Company’s efficiency ratio for the fourth quarter was 46.76% in 2006 compared to 53.56% in 2005.
     The Company ended 2006 with total assets of $1.20 billion, total loans of $0.91 billion, and total deposits of $0.96 billion. Total assets grew 8.4%, loans grew 9.6%, and deposits grew 9.6% from the end of 2005. Total assets, total loans, and total deposits were all at record levels at the end of 2006.
     Charles Snipes, Chairman and CEO, was pleased with the continued earnings improvement, which he attributed to healthy loan and deposit growth and a higher net interest margin. Snipes noted, “Each quarter’s earnings in 2006 were better than the comparable quarterly earnings in 2005, and this is encouraging.” Snipes gave special thanks to the Company’s employees for making these results possible.
     Bank of Granite Corporation’s common stock trades on the NASDAQ Global Select Market SM under the symbol “GRAN.” Bank of Granite Corporation is the parent company of Bank of Granite and Granite Mortgage. Bank of Granite operates twenty-two full-service banking offices in eight North Carolina counties—Burke, Caldwell, Catawba, Forsyth, Iredell, Mecklenburg, Watauga, and Wilkes. Granite Mortgage, a mortgage banking company headquartered in Winston-Salem, originates home mortgages in these counties as well as in Cumberland, Guilford, and Rowan counties.
* * * * *
Please see the attached supplemental “Financial Data” tables.
For further information, contact Kirby Tyndall, Chief Financial Officer at
Voice (828) 496-2026, Fax (828) 496-2010 or Internet: ktyndall@bankofgranite.com.

PO Box 128	www.bankofgranite.com
Granite Falls, NC 28630

Bank of Granite Corporation	Three Months Ended			Twelve Months Ended
Selected Financial Data	December 31,			December 31,
(in thousands except per share data)	2006	2005	% change	2006	2005	% change

Consolidated earnings summary:
Interest income, taxable equivalent	$23,108	$19,264	20.0%	$87,538	$69,310	26.3%
Interest expense	8,988	6,048	48.6%	31,778	20,173	57.5%

Net interest income, taxable equivalent	14,120	13,216	6.8%	55,760	49,137	13.5%
Taxable equivalent adjustment	237	275	-13.8%	996	1,151	-13.5%

Net interest income	13,883	12,941	7.3%	54,764	47,986	14.1%
Loan loss provision	1,876	1,470	27.6%	6,414	5,194	23.5%
Noninterest income	3,028	2,963	2.2%	12,507	11,911	5.0%
Noninterest expense	8,029	8,665	-7.3%	32,945	31,814	3.6%

Income before income taxes	7,006	5,769	21.4%	27,912	22,889	21.9%
Income taxes	2,465	1,992	23.7%	9,880	7,879	25.4%

Net income	$4,541	$3,777	20.2%	$18,032	$15,010	20.1%

Earnings per share — Basic*	$0.28	$0.23	21.7%	$1.12	$0.91	23.1%
Earnings per share — Diluted*	0.28	0.23	21.7%	1.12	0.91	23.1%

Average shares — Basic*	16,022	16,240	-1.3%	16,048	16,414	-2.2%
Average shares — Diluted*	16,081	16,295	-1.3%	16,104	16,469	-2.2%

Consolidated balance sheet data at December 31:
Total assets				$1,199,772	$1,106,724	8.4%
Total deposits				963,837	879,111	9.6%
Loans (gross)				912,492	832,447	9.6%
Shareholders’ equity				148,517	139,848	6.2%

Consolidated average balance sheet data:
Total assets	$1,189,093	$1,099,276	8.2%	$1,155,474	$1,067,208	8.3%
Total deposits	953,872	869,572	9.7%	923,902	823,254	12.2%
Loans (gross)	898,875	827,409	8.6%	872,514	808,944	7.9%
Shareholders’ equity	147,413	140,031	5.3%	143,495	140,220	2.3%

Consolidated performance ratios:
Return on average assets**	1.52%	1.36%		1.56%	1.41%
Return on average equity**	12.22%	10.70%		12.57%	10.70%
Efficiency ratio	46.82%	53.56%		48.26%	52.11%

Consolidated asset quality data and ratios:
Nonaccruing loans				$9,289	$6,424	44.6%
Accruing loans 90 days past due				5,074	4,208	20.6%

Nonperforming loans				14,363	10,632	35.1%
Foreclosed properties				1,162	926	25.5%

Nonperforming assets				15,525	11,558	34.3%

Allowance for loan losses				15,787	13,924	13.4%

Loans charged off				5,203	5,250	-0.9%
Recoveries of loans charged off				652	315	107.0%

Net loan charge-offs (recoveries)				4,551	4,935	-7.8%

Net charge-offs to average loans**				0.52%	0.61%
Nonperforming loans to total assets				1.20%	0.96%
Allowance coverage of nonperforming loans				109.91%	130.96%
Allowance for loan losses to gross loans				1.73%	1.67%
Allowance for loan losses to net loans				1.76%	1.70%

Subsidiary earnings summary:
Bank of Granite
Net interest income	$13,426	$12,266	9.5%	$52,561	$45,156	16.4%
Loan loss provision	1,864	1,458	27.8%	6,366	5,158	23.4%
Noninterest income	2,177	1,967	10.7%	8,415	7,773	8.3%
Noninterest expense	6,439	6,895	-6.6%	26,031	24,803	5.0%
Income taxes	2,418	1,968	22.9%	9,613	7,664	25.4%
Net income	4,882	3,912	24.8%	18,966	15,304	23.9%

Granite Mortgage
Net interest income	$765	$785	-2.5%	$3,225	$3,186	1.2%
Loan loss provision	12	12	0.0%	48	36	33.3%
Noninterest income	851	981	-13.3%	3,975	3,991	-0.4%
Noninterest expense	1,486	1,689	-12.0%	6,484	6,606	-1.8%
Income taxes	47	24	95.8%	267	214	24.8%
Net income	71	41	73.2%	401	321	24.9%

* Prior period amounts restated for the 5-for-4 stock split distributed in September 2006.     ** Annualized based on number of days in the period.            More

Bank of Granite Corporation	Quarters Ended
Supplemental Quarterly Financial Data	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands except per share data)	2006	2006	2006	2006	2005

Consolidated earnings summary:
Interest income, taxable equivalent	$23,108	$22,683	$21,738	$20,009	$19,264
Interest expense	8,988	8,653	7,516	6,621	6,048

Net interest income, taxable equivalent	14,120	14,030	14,222	13,388	13,216
Taxable equivalent adjustment	237	237	254	269	275

Net interest income	13,883	13,793	13,968	13,119	12,941
Loan loss provision	1,876	1,388	1,915	1,235	1,470
Noninterest income	3,028	3,184	3,294	3,001	2,963
Noninterest expense	8,029	8,488	8,384	8,043	8,665

Income before income taxes	7,006	7,101	6,963	6,842	5,769
Income taxes	2,465	2,519	2,501	2,395	1,992

Net income	$4,541	$4,582	$4,462	$4,447	$3,777

Earnings per share — Basic*	$0.28	$0.29	$0.28	$0.28	$0.23
Earnings per share — Diluted*	0.28	0.29	0.28	0.28	0.23

Average shares — Basic*	16,022	16,017	16,058	16,098	16,240
Average shares — Diluted*	16,081	16,072	16,108	16,153	16,295

Consolidated ending balance sheet data:
Total assets	$1,199,772	$1,184,469	$1,176,472	$1,150,798	$1,106,724
Total deposits	963,837	950,544	945,665	919,019	879,111
Loans (gross)	912,492	887,218	876,879	856,470	832,447
Shareholders’ equity	148,517	146,033	142,045	140,641	139,848

Consolidated average balance sheet data:
Total assets	$1,189,093	$1,174,606	$1,144,205	$1,113,991	$1,099,276
Total deposits	953,872	942,103	913,170	886,464	869,572
Loans (gross)	898,875	874,656	869,151	847,372	827,409
Shareholders’ equity	147,413	143,992	142,160	140,416	140,031

Consolidated performance ratios:
Return on average assets**	1.52%	1.55%	1.56%	1.62%	1.36%
Return on average equity**	12.22%	12.62%	12.59%	12.84%	10.70%
Efficiency ratio	46.82%	49.31%	47.86%	49.08%	53.56%

Consolidated asset quality data and ratios:
Nonaccruing loans	$9,289	$9,012	$7,635	$6,627	$6,424
Accruing loans 90 days past due	5,074	4,319	3,603	3,616	4,208

Nonperforming loans	14,363	13,331	11,238	10,243	10,632
Foreclosed properties	1,162	1,217	851	1,223	926

Nonperforming assets	15,525	14,548	12,089	11,466	11,558

Allowance for loan losses	15,787	14,921	13,912	15,119	13,924

Loans charged off	1,140	668	3,222	173	525
Recoveries of loans charged off	130	289	101	133	111

Net loan charge-offs (recoveries)	1,010	379	3,121	40	414

Net charge-offs to average loans**	0.45%	0.17%	1.44%	0.02%	0.20%
Nonperforming loans to total assets	1.20%	1.13%	0.96%	0.89%	0.96%
Allowance coverage of nonperforming loans	109.91%	111.93%	123.79%	147.60%	130.96%
Allowance for loan losses to gross loans	1.73%	1.68%	1.59%	1.77%	1.67%
Allowance for loan losses to net loans	1.76%	1.71%	1.61%	1.80%	1.70%

Subsidiary earnings summary:
Bank of Granite
Net interest income	$13,426	$13,232	$13,316	$12,587	$12,266
Loan loss provision	1,864	1,376	1,903	1,223	1,458
Noninterest income	2,177	2,059	2,086	2,092	1,967
Noninterest expense	6,439	6,712	6,488	6,391	6,895
Income taxes	2,418	2,407	2,410	2,377	1,968
Net income	4,882	4,796	4,601	4,688	3,912

Granite Mortgage
Net interest income	$765	$861	$891	$708	$785
Loan loss provision	12	12	12	12	12
Noninterest income	851	1,125	1,090	909	981
Noninterest expense	1,486	1,694	1,742	1,561	1,689
Income taxes	47	112	91	18	24
Net income	71	168	136	26	41

* Prior period amounts restated for the 5-for-4 stock split distributed in September 2006.     ** Annualized based on number of days in the period.

7